Exhibit 10.39

No.: 14020203-2011 (Wusi) 0143

Contract on Financing Loan with the Support of Fixed Assets

(Version 2010)

IMPORTANT NOTICE: This Contract is executed by the Borrower and the Lender on the basis of equality and voluntariness. All terms herein reflect the true intentions of both parties. To safeguard the legitimate rights and interests of the Borrower, the Lender hereby asks the Borrower to pay due attention to the terms on each party’s rights and obligations, particularly those in bold.

LENDER: Fuzhou Wusi Sub-branch, Industrial and Commercial Bank of China Co., Ltd.

President: Lin Wencheng                                      Contact: __________

Address: No. 162, Wusi Road, Fuzhou               Postcode: _________

Phone: __________                                                Fax: __________                        Email:  __________

BORROWER: Fujian Jintai Tourism Developments Co., Ltd.

Legal Representative:  Chen Minhua                   Contact: __________

Address: 4/F, No. 1, Heping Street, Taining County, Fujian Province                   Postcode: _________

Phone: ________                                                     Fax: _______                               Email: __________

WHEREAS, the Borrower has applied for a financing loan from the Lender with the support of its fixe assets;

WHEREAS, the Lender has agreed to make the said loan to the Borrower;

NOW THEREFORE, the parties hereby agree as follows:

Article I	Financed Assets

The fixed assets which are used by the Borrower to support its request for a financing loan shall be the following assets which have been completed and are currently in commercial operation (hereinafter referred to as the “Financed Assets”): Great Golden Lake Scenic Area

Article II	Amount, Purpose and Term of the Loan

2.1
The amount of the loan under this Contract shall be RMB 87,000,000.00 (in words: RMB Eighty-Seven million) (where there is a discrepancy between the amount in words and the amount in figures, the former shall prevail). The specific purposes of the proceeds of the loan shall be as follows:

(1)	RMB 16,900,000.00 for repayment of the long-term loan owed by Fujian Jintai Tourism Developments Co., Ltd. to the Rural Credit Cooperative;

(2)	RMB 70,100,000.00 for the development of the Scenic Area.

2.2
The loan under this Contract shall have a term of seven years, starting from the date of actual drawdown (where the loan is drawn in different periods, the date of the first drawdown shall apply). The actual date of drawdown shall be as indicated in the voucher.

Article III	Interest Rate and Interests

3.1	The interest rate for this loan shall be determined in accordance with the methods specified in Item (2):

(1)	Fixed Interest Rate: _/_% per annum, to remain firm throughout the term of this Contract.

(2)
Floating Interest Rate: The interest rate for the loan shall be the benchmark interest rate plus a floating percentage. The benchmark interest rate shall be the benchmark interest rate of the People’s Bank of China on the date when this Contract becomes effective for the same type of loan of the term specified in Article 2.2, and the floating percentage shall be 10% above the benchmark interest rate and shall remain firm throughout the term of this Contract. The interest rate of the loan will be adjusted every 12 months and the interest payments shall be calculated accordingly in 12-month periods. The date when the interest rate is determined for the second 12-month period shall correspond to the date when a 12-month period has elapsed since the drawdown date. If there is no corresponding date in the month of interest adjustment for the drawdown date, the last date of the month shall be regarded as the corresponding date, and the same rule shall apply to all subsequent periods. Where the Borrower draws down the loan in periods, the interest rate for the loan shall be adjusted according to the methods specified in Item A below:

A.
Within a single period, no matter how many times the loan has been drawn down, the interest rate determined on the date when the interest rate is determined for the relevant period shall apply, and shall be adjusted in the subsequent period.

B.	An interest rate is determined and adjusted for each drawdown.

(3)	Others: ________________/_____________________.

3.2
Interest shall accrue on the loan under this Contract on a daily basis from the actual drawdown date and shall be paid on a monthly basis. Upon the maturity of the loan, the interest accrued shall be paid with the principal. The daily interest rate shall be the annual interest rate divided by 360.

3.3
Penalty interest for deferred loan repayment shall be 50% above the original interest rate for the loan. Penalty interest for the proceeds of the loan devoted to any unauthorized purpose shall be 50% above the original interest rate for the loan.

Article IV	Drawdown

The Borrower shall draw down the loan in accordance with its actual needs. The first drawdown shall be made before November 30, 2011, and the last drawdown shall be made before October 16, 2012; otherwise, the Lender may cancel the loan in full or in part.

Article V	Repayment

5.1	The Borrower shall repay the loan in accordance with the following schedule:

Scheduled repayment date	Amount to be repaid (RMB)
April 25, 2012	6.21 million
October 25, 2012	6.21 million
April 25, 2013	6.21 million
October 25, 2013	6.21 million
April 25, 2014	6.21 million
October 25, 2014	6.21 million
April 25, 2015	6.21 million
October 25, 2015	6.21 million
April 25, 2016	6.21 million
October 25, 2016	6.21 million
April 25, 2017	6.21 million
October 25, 2017	6.21 million
April 25, 2018	6.21 million
October 25, 2018	6.27 million

5.2
In any of the following circumstances, the Borrower shall immediately repay the loan after funds are in place. In this case, the Borrower does not need to pay compensation for repayment of the loan before maturity.

________________/_____________________.

________________/_____________________.

5.3
In circumstances other than those described in Article 5.2, if the Borrower wishes to repay the loan before maturity, it shall pay compensation equal to _/_% of the amount to be repaid before maturity.

Article VI	Supervision of the Account

6.1
The Borrower shall open and maintain an account with the Lender, or shall designate the following account, for the purpose of collecting the proceeds from the financed assets. The Borrower and the Lender shall execute a separate agreement on the supervision of the account, so that the Lender can supervise the funds in the account according to the provisions of the agreement on the supervision of the account.

Account Name:      Fujian Jintai Tourism Developments Co., Ltd.

Account No.:          1402020319006969473

Bank:                        ICBC Wusi Sub-branch

6.2	The Borrower may transfer any subsidies it receives from the government for the operations of the financed assets into the above account for supervision by the Lender.

Article VII	Financial Provisions (optional)

Throughout the term of this Contract, the Borrower shall comply with the following provisions on financial indicators:

________________/_____________________.

________________/_____________________.

Article VIII	Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be solved in accordance with the methods specified in Item (1) below:

(1)
The dispute shall be submitted to the Fuzhou Arbitration Committee for arbitration. Such arbitration shall be conducted in Fuzhou in accordance with the Committee’s arbitration rules in effect at the time of applying for arbitration. The arbitrator’s decision shall be binding upon both parties hereto.

(2)	The dispute shall be submitted to the local court in the city where the Borrower is located for litigation.

Article IX	Miscellaneous

9.1	This Contract shall be executed in three counterparts, with one for the Borrower and one for the Lender. All counterparts shall constitute one and the same contract, binding upon both parties.

9.2	Appendices agreed upon by both parties shall form an integral part of this Contract and have the same binding force as this Contract.

Article X       Other Matters that Both Parties Agree Upon

________________/_____________________.

________________/_____________________.